Exhibit 99.2

     INSWEB CORPORATION AND POTRERO MEDIA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of InsWeb Corporation (“InsWeb”) and Potrero Media Corporation (“Potrero”) after giving effect to InsWeb’s acquisition of Potrero on October 1, 2010, the cash used to acquire Potrero, the contingent consideration to be paid as part of the acquisition, and the common stock to be issued in conjunction with the acquisition. The unaudited pro forma combined financial statements also include certain adjustments to the historical financial statements, including adjusting amortization expense to reflect purchase price allocations, adjusting interest expense to reflect the imputed interest associated with certain contingent consideration, the related income tax effects of these adjustments, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Together, InsWeb and Potrero are referred to as the “Company.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2010 is presented as if the Potrero acquisition occurred on September 30, 2010. The unaudited pro forma condensed combined statement of operations of InsWeb and Potrero for the nine months ended September 30,  2010 is presented as if the Potrero acquisition and contingent consideration to be paid were accounted for on January 1, 2010 and were carried forward through September 30, 2010. The unaudited pro forma condensed combined statement of operations of InsWeb and Potrero for the year ended December 31, 2009 is presented as if the Potrero acquisition and contingent consideration to be paid were accounted for on January 1, 2009 and were carried forward through December 31, 2009.

Potrero will survive as a wholly owned subsidiary of InsWeb.  The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumptions are subject to material change upon the finalization of the valuation of Potrero’s assets and liabilities and the contingent consideration. Upon completion of the purchase price allocation, InsWeb expects to make additional adjustments that could materially differ from the information provided herein. The final determination of the allocation of the purchase price will be based on the actual intangible assets, tangible assets and contingent consideration of Potrero that existed as of the Potrero acquisition date.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the combined results of operations or financial position of the Company that would have been reported had the acquisition and contingent consideration been completed as of the dates presented, and should not be taken as representative of the future combined results of operations or financial position of the Company. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that the Company may achieve or any incremental costs that may be incurred with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical combined financial statements and accompanying notes of InsWeb included in its annual reports on Form 10-K and quarterly reports on Form 10-Q, and Potrero’s audited and reviewed historical information as incorporated into this Form 8-K.

INSWEB CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2010

(in thousands)

	Historical
			Pro Forma
			Adjustments		Pro Forma
	INSWEB	POTRERO	("NOTES”)		Combined

Assets
Current assets:
Cash and cash equivalents	$8,532	$1,490	$(6,844)	(A)	$3,178
Short-term investments	1,658	-	-		1,658
Accounts receivable, net	3,381	1,133	-		4,514
Prepaid expenses and other current assets	403	99			502
Restricted cash equivalents and short-term investments	580	-			580
Total current assets	14,554	2,722	(6,844)		10,432
Related party receivables	317		-		317
Property and equipment, net	117	24	-		141
Other assets	191	31	-		222
Intangible assets, net	-	17	6,393	(B)	6,410
Goodwill	-	382	3,918	(C)	4,300
Total assets	$15,179	$3,176	$3,467		$21,822

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,435	1,249	-		4,684
Accrued expenses	462	110	-		572
Deferred revenue	1,026	39	-		1,065
Obligation to ERPP participants	-	461	(461)	(D)	-
Total current liabilities	4,923	1,859	(461)		6,321

Commitments and contingencies
Obligation to Potrero stakeholders	-	504	1,985	(E)	2,489
Contingent consideration to selling shareholders	-		2,756	(F)	2,756

Stockholders’ equity:
Common stock	8	-	-		8
Paid-in capital	208,394	383	(383)	(G)	208,394
Treasury stock	(6,334)	-	-		(6,334)
Unrealized gain on available-for-sale securities	2	-	-		2
Accumulated deficit	(191,814)	430	(430)	(G)	(191,814)
Total stockholders’ equity	10,256	813	(813)		10,256
Total liabilities and stockholders’ equity	$15,179	$3,176	$3,467		$21,822

See accompanying notes.

INSWEB CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2010

(in thousands, except per share amounts)

	Historical

	INSWEB	POTRERO	PRO FORMA ADJUSTMENT ("NOTES")		PRO FORMA COMBINED
Revenues:
Transaction fees	$29,046	$10,537	$-		$39,583
Other	124	210			334
Total revenues	29,170	10,747	-		39,917

Operating expenses:
Direct marketing	19,425	7,249	626	(H)	27,300
Sales and marketing	3,869	1,508	130	(H)	5,507
Technology	1,685	680	59	(H)	2,424
General and administrative	3,045	1,993	(1,838)	(I)	3,200
Total operating expenses	28,024	11,430	(1,023)		38,431
Income (loss) from operations	1,146	(683)	1,023		1,486
Interest income	20	12	-		32

Interest expense	-	-	(101)	(J)	(101)

Income (loss) before income taxes	1,166	(671)	922		1,417

Provision for income taxes	17	10	14	(K)	41

Net income (loss)	$1,149	$(681)	$908		$1,376

Net income (loss) per share:					-
Basic	$0.24	$-	$-		$0.27
Diluted	$0.21	$-	$-		$0.24

Basic	4,839	-	313	(L)	5,152
Diluted	5,508	-	313	(L)	5,821

INSWEB CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(in thousands, except per share amounts)

	Historical

	INSWEB	POTRERO	PRO FORMA ADJUSTMENT ("NOTES")		PRO FORMA COMBINED
Revenues:
Transaction fees	$35,002	$11,883	$-		$46,885
Other	167	459	-		626
Total revenues	35,169	12,342	-		47,511

Operating expenses:
Direct marketing	23,397	8,657	989	(H)	33,043
Sales and marketing	6,588	1,427	163	(H)	8,178
Technology	3,418	750	86	(H)	4,254
General and administrative	3,055	729	83	(H)	3,867
Total operating expenses	36,458	11,563	1,321		49,342
Income (loss) from operations	(1,289)	779	(1,321)		(1,831)
Interest income	28	22	-		50

Interest expense	-	-	(134)	(J)	(134)

Income (loss) before income taxes	(1,261)	801	(1,455)		(1,915)

Provision for income taxes	-	12	-	(M)	12

Net income (loss)	$(1,261)	$789	$(1,455)		$(1,927)

Net income (loss) per share:
Basic and diluted	$(0.26)	$-	$-		$(0)

Weighted-average shares used in computing per share amounts
Basic and diluted	4,796	-	-		4,796
Diluted	4,796	-	-	(N)	4,796

INSWEB CORPORATION AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.      BASIS OF PRO FORMA PRESENTATION

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of InsWeb Corporation (“InsWeb”) and Potrero Media Corporation (“Potrero”) after giving effect to InsWeb’s acquisition of Potrero on October 1, 2010, the cash used to acquire Potrero, the contingent consideration to be paid as part of the acquisition, and the common stock to be issued in conjunction with the acquisition. The unaudited pro forma combined financial statements also include certain adjustments to the historical financial statements, including adjusting amortization expense to reflect purchase price allocations, adjusting interest expense to reflect the imputed interest associated with certain contingent consideration, the related income tax effects of these adjustments, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Together, InsWeb and Potrero are referred to as the “Company.”

InsWeb accounts for acquisitions in accordance with Accounting Standards Codification ASC 805 “Business Combinations.” In accordance with business combination accounting, InsWeb will allocate the purchase price of acquired companies to the tangible and intangible assets acquired, liabilities assumed as well as in-process research and development based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. InsWeb’s management has made significant assumptions and estimates in determining the preliminary purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. The final determination of such assumptions and estimates cannot be made until InsWeb completes the purchase allocations for Potrero and could differ materially from those estimates or assumptions provided herein.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the combined results of operations or financial position of the Company that would have been reported had the acquisition and contingent consideration been completed as of the dates presented, and should not be taken as representative of the future combined results of operations or financial position of the Company. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that the Company may achieve or any incremental costs that may be incurred with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical combined financial statements and accompanying notes of InsWeb included in its annual reports on Form 10-K and quarterly reports on Form 10-Q, and Potrero’s audited and reviewed historical information as incorporated into this Form 8-K.

The unaudited pro forma condensed combined balance sheet as of September 30, 2010 is presented as if the Potrero acquisition occurred on September 30, 2010. The unaudited pro forma condensed combined statement of operations of InsWeb and Potrero for the nine months ended September 30,  2010 is presented as if the Potrero acquisition and contingent consideration to be paid were accounted for on January 1, 2010 and were carried forward through September 30, 2010. The unaudited pro forma condensed combined statement of operations of InsWeb and Potrero for the year ended December 31, 2009 is presented as if the Potrero acquisition and contingent consideration to be paid were accounted for on January 1, 2009 and were carried forward through December 31, 2009.

Basis of Preliminary Purchase Price and Allocation

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumptions associated with the purchase accounting for Potrero is subject to change upon the finalization of the valuation of Potrero’s assets and liabilities and the related contingent consideration associated with the acquisition. Upon completion of the purchase price allocation, InsWeb may make additional adjustments that could differ materially from the information provided herein. The final determination of the allocation of the purchase price will be based on the actual intangible assets,

INSWEB CORPORATION AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

tangible assets, contingent consideration, and in-process research and development of Potrero that existed as of the Potrero acquisition date.

2.      POTRERO ACQUISITION

On October 1, 2010 (the “Closing Date”), InsWeb completed its acquisition (the “Potrero Acquisition”) of 100% of the capital stock of Potrero pursuant to the Stock Purchase Agreement and related amendments (“Purchase Agreement”) signed on August 31, 2010. Potrero was acquired for a maximum purchase price of $12.8 million in a combination of cash, stock and earnout payments as discussed further below. The maximum purchase price is to be paid to the sellers of Potrero’s equity as of the Acquisition Date as well as certain of Potrero’s employees and contractors that are entitled to equity participation rights under plans implemented by Potrero prior to the Acquisition Date. Collectively, the sellers of Potrero’s equity and employees and contractors of Potrero with equity participation rights are referred to as “Potrero Stakeholders.”

The total preliminary purchase price for Potrero, exclusive of the discounts or probability deductions associated with the contingent consideration, was $12.8 million as of the Closing Date. The $12.8 million maximum purchase price is comprised of $6.0 million in non-contingent consideration paid at the Closing Date, approximately $844 thousand in payments to be made within 30 days of the Closing Date associated with an excess working capital calculation as of September 30, 2010, $1.5 million due at the first anniversary of the Closing Date, $1.5 million in common stock of Insweb (valued based on the weighted average price of the shares of Buyer’s common stock for a consecutive 10-trading day period ending on the date before the date of the signing the Purchase Agreement) to be held in escrow and issued on the first anniversary of the Closing Date, and a total of up to $3.0 million in earnout to be paid out at a rate of not more than $1.0 million annually for each of the first three full calendar years following the Closing Date.

Contingent Consideration

InsWeb is entitled to withhold $1.5 million of the purchase consideration due to the selling shareholders if Potrero’s EBITDA (EBITDA refers to a financial measure that the Company defines as net income (loss) excluding interest, taxes, depreciation and amortization), subject to certain adjustments as specified in the Purchase Agreement, is less than approximately $686 thousand for the first nine months of calendar year 2011. The selling shareholders have the right to elect whether the withholding will be satisfied from the second cash payment or from the stock payment due on the first anniversary of the closing date.

As described in the Purchase Agreement, the annual earnout payments are contingent upon Potrero meeting certain adjusted EBITDA numbers. Provided Potrero’s EBITDA exceeds the minimum EBITDA requirements for 2011, 2012, or 2013, Potrero’s stakeholders will receive earnout payments for that year. The earnout is calculated based on five times the amount annual EBITDA exceeds the required minimum EBITDA, up to a maximum of $1 million.  The minimum EBITDA values required for an earnout in each of the respective years is as follows (in thousands):

	EBITDA Minimum	EBITDA Maximum	Earnout Payment Range (3)
2011	$1,820	$2,020	$0-$1,000
2012	$2,184(1)	$2,384 (2)	$0-$1,000
2013	$2,620(1)	$2,820 (2)	$0-$1,000

(1) The target EBITDA minimum is subject to revision if the preceding year’s EBITDA minimum is not met and will be based on the greater of $1.8 million or 1.2 times the preceding year’s EBITDA (EBITDA Revised Minimum). The earnout will be calculated based on five times the amount that actual EBITDA exceeds the EBITDA Revised Minimum, up to a maximum amount of $1.0 million.

INSWEB CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(2)	Represents the EBITDA value, subject to change, that generates the maximum $1.0 million earnout.

(3)	Represents the potential range of the earnout based on the actual EBITDA Minimum and EBITDA Maximum, subject to change that would result in an earnout for the year.

(4)	This amount was paid to the selling shareholders as a result of a net working capital calculation included in the Purchase Agreement.

(5)	Calculated based on Potrero achieving an adjusted EBITDA calculation of at least $686 thousand for the nine months ended September 30, 2011.

(6)	Represents the valuation of InsWeb’s common stock to be issued to the selling shareholders on the first anniversary of the Closing Date.
(7)
Represents the probability weighted amount projected to be paid to the Potrero stakeholders based on the Potrero’s EBITDA for the respective year. Such amounts are to be paid at the earlier of 45 days from the calendar year end for the respective period or ten business days after the InsWeb’s public announcement of its financial results for the respective period.

The Potrero Acquisition Date purchase price is comprised of the following: (in thousands)		s)
Consideration paid on the Closing Date
Payment of cash	$6,000

Future consideration to be paid
Cash payment based on working capital calculation to be made within 30 days of Closing Date (4)	844
Cash payment based on EBITDA portion 2011(5)	1,499
Common stock to be issued one years after the Acquisition Date (6)	1,035
Cash payment based on EBITDA 2011(7)	969
Cash payment based on EBITDA 2012(7)	989
Cash payment based on EBITDA 2013(7)	997

Total non-contingent consideration associated with the acquisition, Undiscounted	$12,333

Discount on future consideration	(244)

Total fixed consideration	$12,089

On the Closing Date, InsWeb paid the Potrero stakeholders $6.0 million. Also on the Closing Date, InsWeb was required to place $1.5 million of its common shares (valued based on the weighted average price of the shares of InsWeb’s common stock for a consecutive 10-trading day period ending on the date before the date of the signing the Purchase Agreement) into escrow. As a result, 312,578 common shares of InsWeb (the “Common Shares”) were placed into escrow on behalf of the selling shareholders.  For purposes of Potrero’s preliminary purchase price allocation, the Common Shares have been valued at $1.0 million because the Common Shares are to be issued on the first anniversary of the Closing Date. Within one month of the Closing Date, InsWeb paid the Potrero stakeholders $844 thousand related to an assessment of adjusted net working capital. InsWeb is also required to pay the Potrero stakeholders $1.5 million on the first anniversary of the Closing Date.  InsWeb may withhold $1.5 million in cash or the Common Shares due on the first anniversary of the Closing Date if Potrero’s EBITDA, subject to certain adjustments as specified in the Purchase Agreement, is less than approximately $686 thousand for the first nine months of calendar year 2011. The selling shareholders have the right to elect whether the withholding will be satisfied from the cash payment or the stock payment. For purposes of the purchase price allocation, the payment due on the first anniversary of the Closing Date has been discounted to $1.5 million. The Purchase Agreement

INSWEB CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

also provides for an earnout of not more than $3.0 million to be paid out in increments of not more than $1.0 million per year for the years ended 2011, 2012, or 2013. The earnout is based on Potrero’s adjusted EBITDA for each of the next three years. For purposes of the preliminary purchase price allocation, the projected earnout payments have been discounted to $2.8 million.  The discounted amounts projected to be paid are $932 thousand, $923 thousand, and $901 thousand for the years 2011, 2012, and 2013, respectively. The preliminary purchase price allocation associated with the contingent consideration in the Purchase Agreement was based on the probability weighting associated with this future consideration as well as imputed interest associated with this non-interest bearing consideration.

Preliminary Purchase Price Allocation

Under business combination accounting, the total preliminary purchase price was allocated to Potrero’s net tangible and identifiable intangible assets based on their estimated fair values as of the Potrero Acquisition Date as set forth below with residual amounts allocated to goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation and InsWeb’s estimates and assumptions are subject to material change which could alter the current allocations.

(in thousands)

Cash and cash equivalents	$1,490
Accounts receivables, net	1,133
Intangible assets, net	6,410
Goodwill	4,300
Other assets	154
Accounts payable and other liabilities	(1,398)
Total preliminary purchase price	$12,089

Cash and cash equivalents, accounts receivables, other assets, and net tangible liabilities: InsWeb valued Cash and cash equivalents, accounts receivables, other assets, and net tangible liabilities at their respective carrying amounts, as InsWeb believes that these amounts approximate their current fair values or the fair values.

Identifiable intangible assets: InsWeb expects identifiable intangible assets acquired to include domain names, websites and related technology, developed technology, customer contracts, and non-compete agreements. Developed technology includes websites currently in use. Customer contracts represent the underlying relationships and agreements with Potrero’s customer base. Non-compete agreements represent the value of the selling shareholder’s not competing with InsWeb as described in the Purchase Agreement or other agreements related thereto.

The fair value of intangible assets was based on a preliminary third-party valuation completed using either the cost or income approach in conjunction with limited discussions with Potrero’s management and certain forecasts prepared by InsWeb. The income approach was utilized for the valuation of customer relationships and non-compete agreements. The cost approach was utilized for the valuation of websites and technologies.  When the income approach was used, the rate utilized to discount net cash flows to their present values was approximately 30%. The discount rates were determined using a weighted-average cost of capital which incorporated the implied cost of equity and debt of InsWeb based on the forecasted cash flows after consideration of InsWeb’s rate of return on debt capital and equity, the weighted average return on invested capital and the internal rate of return specific to this transaction.

INSWEB CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

Estimated useful lives for the intangible assets were based on estimates of technology life cycles and InsWeb’s intended future use of the intangible assets. Intangible assets are being amortized using the straight-line method, considering the pattern in which the economic benefits of the intangible assets are consumed.

InsWeb believes that future changes to the Potrero purchase price allocation likely will relate to the valuation of intangible assets. InsWeb management expects to conduct more detailed discussions with Potrero management and technology development personnel. InsWeb also believes that additional purchase price adjustments may affect theallocation. However, InsWeb is unable to quantify the effect of these adjustments until it finalizes the purchase price allocation for the acquisition of Potrero.

The table below illustrates the effect of a 10% increase or decrease in identifiable intangible assets on the pro forma financial statements:

		Effect of a 10%	Effect of a 10%
	Estimated	Increase in	Decrease in
	Pro-Forma	Identifiable	Identifiable
(in thousands)	Values	Intangible Assets	Intangible Assets

Identifiable intangible assets	$6,410	$7,051	$5,769

Annual amortization of intangible assets expense	$1,321	$1,453	$1,189

5.     PRO FORMA ADJUSTMENTS  FROM POTRERO ACQUISITION

The following pro forma adjustments, (in thousands), are included in the unaudited pro forma condensed combined balance sheet and statements of operations:

(A) Represents cash uses associated with the Potrero acquisition.

Net to Potrero stakeholders                                                                                                           $6,844

(B)
Represents the incremental allocation of intangible assets
Customer relationships	$ 1,900
Websites & technologies	4,283
Non-compete agreements	210

 (C) Represents the allocation of goodwill.

(D) This amount eliminated as a result of the planned payout on the Closing Date.

INSWEB CORPORATION AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

(E)
Obligations to Potrero stakeholders
Installment cash payment	$ 1,500
less discount	(46)
1,454

Less existing obligation to Potrero stakeholders	(504)

Value of stock to be issued	1,500
less discount	(465)

1,035

Total	$ 1,985

(F) Represents the additional estimated discounted value of the future consideration to be paid to the selling shareholders as part of the earnout over three years.

(G) Potrero’s equity is eliminated as of the acquisition date.

(H) Represents the estimated additional amortization expense associated with the purchase accounting for the period which has been allocated to the respective cost categories.

(I) Potrero incurred approximately $1.4 million in one-time acquisition-related charges. These charges were made up of $965 in additional compensation which was recognized by Potrero as a result of the acquisition, $300 in investment banking charges and $153 in legal expenses. InsWeb incurred an aggregate of approximately $592 in acquisition-related expenses of which $36 represented legal expenses and $556 were related to investment banking charges. These expenses were partially offset by $172 in amortization expenses associated with the acquisition.

(J) Represents the estimated imputed interest for the period associated with the future consideration for which there is no interest expense.

(K)  Represents the estimated change in the tax provision that would have occurred based on InsWeb’s rate.

(L) Include 312,578 shares of InsWeb’s common stock currently held in escrow until the first anniversary of the Closing Date.

(M) Due to InsWeb’s valuation allowance, the Company expects to receive no income tax benefits from the related losses.

(N) Because inclusion would be anti-dilutive, does not include 312,578 shares of InsWeb’s common stock currently held in escrow until the first anniversary of the Closing Date.